SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 15, 2016

Date of Report

(Date of Earliest Event Reported)

POWERCOMM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55391	47-3152668
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3429 Ramsgate Terrace

Alexandria, Virginia 22309

(Address of principal executive offices) (zip code)

571-259-8773

(Registrant’s telephone number, including area code)

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements are identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect the Company’s current views respecting future events and are based on assumptions and subject to risks and uncertainties.

Also, forward-looking statements represent the Company’s estimates and assumptions only as of the date of this report. You should read this report and the documents that the Company references and files as exhibits to this report in their entirety and with the understanding that actual future results may be materially different from what the Company expects. Except as required by law, the Company assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available or other events occur in the future.

ITEM 1.01 Entry into a Material Definitive Agreement

On November 15, 2016, PowerComm Holdings Inc., a Delaware corporation (the “Company”), entered into a stock-for-stock acquisition agreement (the “Acquisition Agreement”) with PowerComm Construction, Inc., a private company organized under the laws of the Commonwealth of Virginia (“PCC”). Under the Acquisition Agreement, the Company issued to PCC 200,000 shares of its common stock, valued at $0.0001 per share, in exchange for all of the issued and outstanding stock of PCC.

For the purposes of disclosures throughout this 8-K document when the “Company” is used, it refers to PowerComm Holdings Inc. on a Pro Forma basis with PowerComm Construction, Inc. included as a subsidiary in the structure.

Mr. David Kwasnik, who is the officer, director and majority shareholder of the Company, was the sole shareholder of PowerComm Construction, Inc. prior to the Acquisition.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On November 15, 2016, PowerComm Holdings, Inc. a Delaware corporation (the “Company”), entered into a merger agreement (the “Acquisition”) with PowerComm Construction, Inc., a Virginia corporation (“PCC”).

The Acquisition was effected by the Company through the exchange of all the outstanding shares of common stock of PCC for 200,000 shares of common stock of the Company, valued at $0.0001 per share. At the time of the Acquisition, there was one shareholder of the Company who is also a shareholder and president of PCC. PCC has become a wholly owned subsidiary of the Company and the Company has taken over its operations and business plan. Prior to the Acquisition, the Company had no ongoing business or operations.

PowerComm Construction is a construction company with expertise in a variety of electric utility, fiber optic, and telecommunications construction and maintenance services and is qualified also to do business in all 50 states, the District of Columbia and Puerto Rico The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. PCC has its headquarters in Northern Virginia, with offices in Southern Maryland, Nashville, Tennessee, and Washington, D.C.

BUSINESS AND BUSINESS PLAN

Prior to the Acquisition, the Company had no business or operations. Pursuant to the Acquisition, the Company has acquired the business plan, operations and contracts of its now wholly-owned subsidiary, PowerComm Construction, Inc. (“PCC” or “PowerComm Construction”).

PCC installs, connects and services the energy and communications sectors. Experienced PCC teams also build and maintain America’s infrastructure from fiber-optic lines to high voltage lines to cellular communication towers. The current business of PCC is in electric utility, fiber optic, and telecommunications construction and maintenance services. PCC has provided for almost 20 years a diverse range of power services, telecommunications and fiber optic services and cellular services. PCC is a longstanding service provider that works on complex projects for industry leaders. PCC service crews perform electrical power line work on overhead and underground power distribution infrastructures as well as on transmission and sub-transmission lines.

Among other notable achievements in its current business are the following:

*PCC is a Contractor of Choice (COC) for Pepco /Exelon and was awarded a $56 million contract to perform manhole and conduit installation, repair and paving within the National Capitol region.

*PCC holds a $4 million plus contract with Pepco Holdings Inc. to conduct manhole inspection and repair that includes the installation of inner-duct, fiber optic cable as well as installation and repair of low voltage (1000 volts or less) cable.

*PCC has a $5 million plus contract with Pepco Holdings Inc. to provide traffic control services throughout the Washington, D.C. Metro area.

*PCC recently negotiated a multi million dollar plus contract with Pepco/Exelon to provide high/low-voltage cabling installation and repair throughout the Washington, D.C. Metro area.

*PCC was just awarded a multi million contract with Southern Company to provide electric overhead distribution, transmission installation and repair services to its subsidiaries Georgia Power and Gulf Power through 2020.

*PCC recently negotiated a multi million dollar plus contract with RCN to provide fiber-optic cabling installation and repair throughout the Washington, D.C. Metro area.

*PCC is a certified contractor with Entergy and its affiliates (Entergy Arkansas, Louisiana, Mississippi, New Orleans and Texas), Southern Company and its affiliates (Georgia Power, Alabama Power, Mississippi Power and Gulf power) and Exelon and its affiliates (Pepco Holdings Inc and Baltimore Gas & Electric), allowing PCC to provide power-related services across much of the United States.

*In its Cell Tower Division, PCC is recognized as a Master Services Provider for Crown Castle and SBA Communications, two of the largest telecommunications tower owners in the world. PCC manages small cell, Distributed Antenna Systems (“DAS”) and cellular connections for new tower builds, as well as, the installation and repair for leading cell tower companies.

*PCC recently won inclusion as a Google Fiber Contractor. PCC expects to be able to provide underground and overhead power construction work for planned multi-city, fiber “roll-outs.”

*PCC has been providing contracting work over several years to many prominent Fortune 500 companies including well-known companies such as AT&T and Sprint and Exelon.

PCC Received National Minority Supplier Development Council Certification

In June, 2016, PCC received minority-owned certification from the Capital Region of the National Minority Supplier Development Council (“NMSDC”). NMSDC is one of the country’s leading corporate membership organizations committed to helping supplier diversity by matching certified minority-owned businesses to its vast network corporate members who wish to purchase their products, services and solutions. Its corporate membership includes many of the largest public and privately-owned companies, as well healthcare companies, colleges and universities. NMSDC maintains rigorous certification standards and PCC anticipates that such certification will provide a large base for growth and potential new projects.

The Company’s Presence in the Market

PCC has a specialty in providing power related services, which include power transmission (overhead and underground) as well as distribution (overhead and underground). PCC services include a vast range, spanning pole and tower erection, ground testing, conductor installation, voltage conversion and splicing. PCC possesses all necessary equipment for new construction and maintenance of overhead transmission and distribution power lines and can purchase, rent or lease any additional equipment required to complete a project.

PCC also provides both overhead and underground services in telecom and fiber optics, including splicing, inner duct, pole placement and mapping/planning.

PCC cellular services span a range of tower services and maintenance. For tower services, PCC offers construction (such as tower inspection, installation, testing), civil (such as rooftop installations, shelter work, power plant installation) and additional customized services (such as laptop testing, troubleshooting and integration work). For maintenance services, PCC offers both antenna and line maintenance (such as RF testing, alarm troubleshooting and fiber testing) as well as tower structure maintenance (such as tower customization, inspection and tower decommissioning).

PCC trains its employees in-house, providing instruction in CPR, OSHA 10 and 30 and confined space training. Safety is a priority at PCC, so the company uses ANSI-approved multi-gas monitors in its underground work environment. PCC has annual pole-top rescue training and other bucket truck rescue training. PCC adheres to the APPA (American Public Power Association) safety guideline and manual in its business practices and operations.

PCC is also affiliated with IBEW (International Brotherhood Electrical Workers) to provide the necessary manpower for all its power line projects. The Company currently has agreements in place with multiple IBEW local unions throughout the United States.

Intellectual Property Assets

PCC has the following intellectual property assets:

*Trademark for “Get Connected and Feel the Power” [Reg. No. 3,273,692, registered in 2009 with the U.S. Patent and Trademark Office]

*Trademark for PCC and PowerComm Construction, Inc. (as shown in the mark) [Reg. No. 4,706,133, registered 2015 with the U.S. Patent and Trademark Office]

*Trademark for PCC PowerComm Construction, Inc. [Reg. No. 4,815,529, registered 2015 with the U.S. Patent and Trademark Office]

 Competition

The Company specializes in providing services related to overhead and underground electrical transmission distribution, construction and maintenance. Since the Company’s services are highly specialized, there are no other firms in the industry that offer the specific set of services offered by the Company. As a result, the Company has a favorable competitive position in the market as the only supplier of its distinctly specialized services and does not anticipate encountering any significant competition in the near future.

Suppliers

The Company obtains its equipment from John Deere, Altec Industries and similar commercial equipment vendors. All other materials utilized by the Company in providing its services are supplied by its customers in accordance with their internal standards and specifications.

Other than as provided in the foregoing, currently, the Company has no other principal suppliers or strategic partners.

Customers

PCC works with a wide range of industry leaders, which include the following clients:

- Potomac Electric Power Co.

-Southern Company (and its affiliates Georgia Power and Gulf Power)

-Pepco Holdings Inc.

-Exelon

-Entergy

-AT&T

-Sprint

-Spectrum Wireless Solutions

-Crown Castle

-Ansco & Associates, LLC

-SBA Communications

-Google

-NES

Based on past performance, the Company is dependent on revenues generated from Potomac Electric Power Co., which accounted for 95% and 94% of PCC’s net revenues for the years ended December 31, 2015 and December 31, 2014 and 98% and 99% of PCC’s net revenues for the nine months ended September 30, 2016 and September 30, 2015.

Employees

PCC has approximately 45 employees.

Revenue

PCC had total income of approximately $3,100,000 for the year ended December 31, 2015 and approximately $2,349,398 for the nine months ended September 30, 2016.

Effect of Existing or Probable Governmental Regulation

Not applicable.

Costs and Effects of Compliance with Environmental Laws

Not applicable.

Legal Matters

At the beginning of 2016, PCC settled a class action suit for approximately $100,000. The suit was a labor dispute brought by former employees alleging they were owed overtime pay. The suit was originally brought for $1.8 million.

THE COMPANY

The Company was originally named White Grotto Acquisition Corporation (“White Grotto”) and incorporated on January 12, 2015 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In March, 2015, White Grotto Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10-12g pursuant to Securities Exchange Act of 1934 and became a public reporting company. On September 14, 2015, the Company effected a change in control of White Grotto Acquisition Corporation. As part of that change in control, the then officers and directors of White Grotto resigned, the Company redeemed 19,500,000 shares of the then 20,000,000 shares of common stock outstanding. David L. Kwasnik, Sr. was appointed the sole officer and director of the Company and the Company issued 20,000,000 shares of common stock to Mr. Kwasnik. In addition, the Company changed its name to PowerComm Holdings Inc.

The Company’s corporate offices are located at 3429 Ramsgate Terrace, Alexandria, Virginia 22309.

The Company’s email address is dkwasnik@powercommconstruction.com, and its website is www.PowerCommConstruction.com. The Company’s telephone number is 703-746-8980.

As a public reporting company pursuant to the Securities Exchange Act, the Company files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.

Emerging Growth Company

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April, 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year. The disclosure regarding the company and The Jumpstart Our Business Startups Act is incorporated herein by reference from the Form 10-12G filed on September 14, 2015.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes to our financial statements included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Certain information included herein contains statements that may be considered forward-looking statements, such as statements relating to our anticipated revenues, gross margin and operating results, future performance and operations, plans for future expansion, capital spending, sources of liquidity, and financing sources. This forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future, and accordingly, such results may differ from those expressed in any forward-looking statements made herein. These risks and uncertainties include those relating to our liquidity requirements, the continued growth of the software industry, the success of our product development, marketing and sales activities, vigorous competition in the construction industry, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, the inherent uncertainty and costs of prolonged arbitration or litigation, and changes in federal or state tax laws or the administration of such laws.

Overview

References to the financial condition and performance of the Company below in this section “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are to PowerComm Construction, Inc., the Company’s wholly-owned subsidiary.

As of December 31, 2015, the company had shareholders’ equity of $97,140, and a cash balance of $16,439. During the year ended December 31, 2015, the Company incurred a net loss of $57,298. During the period from January 1, 2016 through September 30, 2016, the Company had a net loss of $118,313 and as of September 30, 2016, the Company had a shareholders’ deficit of $11,173.

The Company anticipates that it would need approximately $1,000,000 over the next 12 months to continue as a going concern, satisfy its capital commitments and continue its operations in accordance with its current business plan. At September 30, 2016, the Company had outstanding capital commitments of $600,866 in short-term debt and $87,404 in long-term debt due within one year, which have been used to fund the Company’s operations. The Chief Executive Officer and several shareholders plan to continue to fund the Company’s operations during the next 12 months or until the Company can generate an ongoing source of capital sufficient to independently continue its operations.

As of September 30, 2016, the Company has an accumulated deficit of $56,673. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

During the year ended December 31, 2014, the Company posted net revenues of $3,418,100, total operating expenses of $2,109,000, consisting of salary and wage expenses of $1,089,410 and other general and administrative expenses of $1,019,590, and a net loss of $302,306. During the year ended December 31, 2015, the Company posted net revenues of $3,063,319, total operating expenses of $1,186,569, consisting of salary and wage expenses of $165,800 and other general and administrative expenses of $1,020,769, and a net loss of $57,298.

During the year ended December 31, 2014, the Company incurred cost of revenue of $1,593,103, compared to cost of revenue of $1,902,027 for the year ended December 31, 2015. The increase in cost of revenue in 2015 compared to that of 2014 was a result of increased costs from customer contracts. The Company does not expect this to continue after 2015.

Based on past performance, the Company is dependent on revenues generated from Potomac Electric Power Co., which accounted for 95% and 94% of PCC’s net revenues for the years ended December 31, 2015 and December 31, 2014 and 98% and 99% of PCC’s net revenues for the nine months ended September 30, 2016 and September 30, 2015.

Liquidity and Capital Resources

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the nine months ended September 30, 2016 as compared to the nine months ended September 30, 2015

For the nine months ended September 30, 2016, the Company posted a net loss of $118,313. It had an accumulated deficit of approximately $56,673. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or obtain additional financing from its stockholders and/or other third parties.

Revenues during the nine months ended September 30, 2016 were $2,349,398 as compared to revenues for the nine months ended September 30, 2015 of $2,381,363. The decrease resulted from the continued delays and work stoppage as a result of the Pepco-Exelon merger. Because the Pepco-Exelon merger was an isolated transaction, the Company does not expect that these delays will continue to have a negative impact on our liquidity or our ability to service our debt obligations.

During the nine months ended September 30, 2016, the Company posted a cost of revenue of $1,527,108, salary and wages of $192,293 and general and administrative expenses of $716,692, as compared to a cost of revenue of $1,476,445, salary and wages of $124,093 and general and administrative expenses of $719,092 for the nine months ended September 30, 2015. These increases in costs largely resulted from increases in costs related to salaries and wages.

During the nine months ended September 30, 2016, the Company posted a net loss of $118,313 as compared to net income of $39,266 for the nine months ended September 30, 2015. The reduction in net income resulted from reduced revenue caused by reduced capital expenditures by the newly formed Pepco-Exelon.

For the nine months ended September 30, 2016, the Company used cash in operating activities of $78,039. During such period, the Company also used cash in investing activities in the amount of $314,032 and generated cash from financing activities of $428,143. In comparison, for the nine months ended September 30, 2015, the Company generated cash from operating activities of $24,363, used cash in investing activities in the amount of $162,518 and generated cash from financing activities of $157,163.

Discussion of Year ended December 31, 2015 compared to Year Ended December 31, 2014

As of December 31, 2015, the Company has generated net revenues of $3,063,319 on cost of revenue of $1,902,027 and operating expenses of $1,186,569. In contrast, as of December 31, 2014, the Company has generated net revenues of $3,418,100 on cost of revenue of $1,593,103 and operating expenses of $2,109,000. The decrease in revenues resulted primarily from 1) a stoppage of work on a major contract and 2) a delay on the rollout of a major contract due to the Pepco-Exelon merger. Because the Pepco-Exelon merger was an isolated transaction, the Company does not expect that these delays will continue to have a negative impact on its liquidity or its ability to service its debt obligations.

Gross profit for the year ended December 31, 2015 was $1,161,292, as compared to gross profit of $1,824,997 for the year ended December 31, 2014. The decrease in gross profit is attributable to a significant increase in cost of revenue because of the issues noted above.

Operating expenses were $1,186,569 for the year ended December 31, 2015 as compared to $2,109,000 for the year ended December 31, 2014. The decrease in operating expenses is largely attributed to the issues noted above.

During the year ended December 31, 2015, PowerComm Construction posted a net loss of $57,298 as compared to a net loss of $302,306 for the year ended December 31, 2014. The reduction in net loss resulted from a significant decrease in cost of revenue due to a corporate restructuring.

During the year ended December 31, 2015, the Company generated cash in operating activities of $35,044. During such period, the Company also used cash in investing activities in the amount of $168,103 and generated cash from financing activities of $69,202. In contrast, the Company used cash in operating activities of $23,158. During such period, the Company also used cash in investing activities in the amount of $134,467 and generated cash from financing activities of $137,618.

Off-Balance Sheet Arrangements

The company has no off-balance sheet arrangements.

Equipment Financing

The company has no existing equipment financing arrangements.

Potential Revenue

The Company intends to earn revenue from executing its business plan and continuing to provide electric utility, fiber optic, and telecommunications construction and maintenance services.

Alternative Financial Planning and Liquidity

As of September 30, 2016, PowerComm Construction, Inc. had cash available of $52,511.

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to operate effectively will be severely jeopardized.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses, and the Company must obtain additional financial in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

Critical Accounting Policies

For the period ending December 31, 2015 the financial statements have been prepared and audited in accordance with generally accepted accounting principles (GAAP) in the United States.

MANAGEMENT

Officers and Directors

David Kwasnik serves as the sole officer and director of the Company. Mr. Kwasnik also serves as the sole officer and director of PCC.

David Kwasnik, Sr. serves as the President, Secretary, Treasurer and sole officer and director of the Company, positions at the Company that he has held since September 2015. Since 1995, Mr. Kwasnik has served as the president and chief executive officer of PowerComm Construction, a privately-held company. He has managed and directed all aspects and technological operations, procurement and project management activities for the company’s telecommunications, power transmission and distribution construction projects.

Director Compensation

Directors do not receive any compensation for serving on the Board of Directors.

Committees and Terms

The Board of Directors has not established any committees. The Company will notify its shareholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company ’ s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting. No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Indemnification of Officers, Directors, Employees and Agents

The Certificate of Incorporation and bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (I) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

 INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

EXECUTIVE COMPENSATION

Summary Compensation

David Kwasnik has served as the only officer and director of the Company. Mr. Kwasnik has also served as the only officer and director of PCC, the wholly owned subsidiary. Mr. Kwasnik received no compensation from either company for his services as an officer or director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information with respect to ownership of issued and outstanding stock of the Company as of the date hereof by each executive officer and director of the Company and any person or group known by the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities:

COMMON STOCK

	Common Shares Owned	Percentage Of Class(1)

David L. Kwasnik (2)(3)	20,200,000	86.5%
President and CEO

(1)	Based on 23,330,000 common stock shares outstanding.

(2)	Consists of 20,000,000 shares initially owned in the Company and 200,000 shares received in exchange for the 10,000 shares of PCC owned by him pursuant to the Acquisition.

(3)	Mr. Kwasnik’s address is 3429 Ramsgate Terrace, Alexandria, Virginia 22309.

SERIES A PREFERRED STOCK

	Series A Preferred Shares Owned	Percentage Of Class(1)

David L. Kwasnik (2)(3)	1,000	100%
President and CEO

(1)	Based on 1,000 Series A Preferred Stock shares outstanding.

(2)	Consists of 1,000 shares of Series A Preferred Stock, purchased at par value, which, voting together as a class, have the right to vote 51% of the Company’s voting shares on any and all shareholder matters (the “Majority Voting Rights”). Additionally, the Company shall not adopt any amendments to the Company’s Bylaws, Articles of Incorporation, as amended, make any changes to the Certificate of Designations establishing the Series A Preferred Stock, or effect any reclassification of the Series A Preferred Stock, without the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock. However, the Company may, by any means authorized by law and without any vote of the holders of shares of Series A Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designations that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series A Preferred Stock. Other than the Majority Voting Rights, the Series A Preferred Stock does not have any other dividend, liquidation, conversion, or redemption rights, whatsoever.

(3)	Mr. Kwasnik’s address is 3429 Ramsgate Terrace, Alexandria, Virginia 22309.

MARKET PRICE OF AND DIVIDENDS AND RELATED STOCKHOLDER MATTERS

Dividends

The Company has not paid any dividends to date. The Company has not made any determination about if and when it will pay dividends on its common stock.

Preferred Stock

The Company has 20,000,000 authorized undesignated shares of preferred stock. No preferred stock has been designated nor issued.

Market Price

There is no public market for the Company’s common stock and there is no market price for the Company’s common stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification. Section 145 of the Delaware General Corporation Law (“DCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of shareholders or otherwise.

The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 3.02 Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

Since inception, the Company has issued shares of common stock which were not registered as follows:

The Company (as White Grotto Acquisition Corporation) issued an aggregate of 20,000,000 shares on formation in January 2015 pro rata (10,000,000 each) to James Cassidy and James McKillop, at a purchase price equal to $0.001 per share, of which all but an aggregate of 500,000 shares were redeemed pro rata at the purchase price.

On September 16, 2015, the Company issued 20,000,000 shares of its common stock to David Kwasnik, at a purchase price equal to $0.001 per share, as part of a change in control.

On November 15, 2016, pursuant to the Acquisition, the Company issued 200,000 shares of its common stock, valued at $0.001 per share, in exchange for all the outstanding shares of PCC then held by the sole shareholder, David Kwasnik.

On April 12, 2017, the Company issued 160,000 shares of its common stock to 16 shareholders, at a purchase price equal to $0.001 per share, as part of a private placement for total proceeds of $160.00, pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Company in which no underwriting discounts or commissions applied to any of the transactions. The Company conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders.

On April 12, 2017, the Company issued 2,470,000 shares of its common stock to 28 employees and consultants, at a cost basis of $0.0001 per share, in exchange for services rendered to the Company.

On June 7, 2017, the Company issued 1,000 shares of its Series A Preferred Stock to David Kwasnik, the Company’s sole officer and director, at a purchase price of $0.0001 per share, for total proceeds of $0.10.

ITEM 5.06 Change in Shell Company Status

The Company has acquired PowerComm Construction, Inc. which is an operating and ongoing business and has a defined business plan and operations and accordingly, the Company has commenced operations and is no longer deemed to be a shell company.

ITEM 9.01 Financial Statements and Exhibits

The audited financial statements of the Company are included herewith.

Exhibits

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission).

2.1	Agreement and Plan of Reorganization between PowerComm Holdings, Inc. and PowerComm Construction, Inc. (filed as exhibit to the Form 8-K filed November 23, 2016)
3.1	Certificate of Incorporation (filed as exhibit to the Form 10-12G filed March 3, 2015)
3.2	By-laws (filed as exhibit to the Form 10-12G filed March 3, 2015)
3.3	Sample stock certificate (filed as exhibit to the Form 10-12G filed March 3, 2015)
10.1*	Master Agreement for Services between Southern Company Services, Inc. and PowerComm Construction Inc.
10.2*	Master Services Agreement between RCN Telecom Services LLC and PowerComm Construction Inc.
10.3*	Construction Contract between PHI Service Company and PowerComm Construction Inc.
99.1*	Pro forma financial statements

*	Filed herewith

POWERCOMM CONSTRUCTION INC.

POWERCOMM CONSTRUCTION INC

CONDENSED BALANCE SHEETS

	September 30, 2016	December 31, 2015
	(Unaudited)	(As Restated)*
Assets
Current Assets
Cash and cash equivalents	$52,511	$16,439
Accounts Receivable, net	289,765	248,523
Prepaid expenses	107,836	86,275
Total Current Assets	450,112	351,237

Furniture, fixture, and equipment, net	740,276	551,128

TOTAL ASSETS	$1,190,388	$902,365

Liabilities and Stockholder’s Equity
Current Liabilities
Short-term loan	$600,866	$444,155
Long-term debt, current	87,404	41,372
Accured expenses	169,705	217,311
Other current liabilities	8,280	—
Total current Liabilities	866,255	702,838

Long-term debt	335,306	102,387
Total Liabilities	1,201,561	805,225

Commitments and contingencies

Stockholder’s Equity
Common stock, no par value, 200,000 shares authorized, 200,000 shares issued and outstanding Subscriptions received in advance	$45,000	$35,000
Additional paid-in capital	500	500
Retained Earnings (Accumulated deficit)	(56,673)	61,640
Total Stockholders’ (Deficit) Equity	(11,173)	97,140

Total Liabilities and Stockholder’s (Deficit) Equity	$1,190,388	$902,365

*Derived from Audited Information.

The accompanying notes are an integral part of these financial statements.

POWERCOMM CONSTRUCTION INC

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended,		For the Nine Months Ended,
	Sept. 30		Sept. 30
	Jul - Sep 16	Jul - Sep 15	Jan - Sep 16	Jan - Sep 15
Revenue	1,058,947	809,158	2,349,398	2,381,363
Cost of Revenue	(688,316)	(501,678)	(1,527,108)	(1,476,445)
Gross Profit	370,631	307,480	822,290	904,918

Salaries and Wages	(71,331)	(69,483)	(192,293)	(124,093)
General and Administrative Expense	(173,053)	(251,811)	(716,692)	(719,092)
Total Operating Expense	(244,384)	(321,294)	(908,985)	(843,185)

Operating Income (loss)	126,247	(13,814)	(86,695)	61,733

Other Income (Expense)
Interest Expense	(10,277)	(11,658)	(31,617)	(22,468)
Total Other Income (Expense)	(10,277)	(11,658)	(31,617)	(22,468)

Income (loss) from operations before income tax	115,970	(25,471)	(118,313)	39,266
Provision for income taxes	—	—	—	—
Net Income (Loss)	115,970	(25,471)	(118,313)	39,266

The accompanying notes are an integral part of these financial statements.

POWERCOMM CONSTRUCTION INC
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the period ended September 30, 2016	For the period ended September 30, 2015
Operating Activities

Net Loss	(118,313)	39,266

Non-cash adjustments to reconcile net income to net cash Depreciation and amortization	124,885	97,639

Changes in operating activities
Change in current assets	(62,803)	(68,150)
Change in current liabilities	(21,808)	(44,392)

Net cash provided in operating activities	(78,039)	24,363

Investing Activities

Purchase machine and equipments	(314,032)	(162,518)

Net cash provided by investing activities	(314,032)	(162,518)

Financing Activities

Loans	484,928	217,415
Payment for loans	(56,785)	(45,486)
Owner distributions		(14,766)

Net cash provided by financing activities	428,143	157,163

Net Cash increase for the period	36,072	19,008

Cash, beginning of period	16,439	80,296

Cash, end of period	52,511	99,304

Supplemental Disclosures and Cash Flow Information:

Interest Paid	31,617	22,468
Taxes Paid	0	0

The accompanying notes are an integral part of these financial statements.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND GOING CONCERN

PowerComm Construction, Inc. (the “Company”) was incorporated in Massachusetts in 1997 and has been headquartered in Alexandria, Virginia, since 2000. On September 26, 2014, the Company changed its state of incorporation to Virginia. The Company performs underground and overhead utility services primarily in the southeastern region of the United States working solely with utility companies. The Company’s fiscal year ends on December 31.

The Company has incurred operating losses in the current nine months ended September 30, 2016 and for the years ended December 31, 2015 and 2014. As of September 30, 2016, the Company had an accumulated deficit of $11,173 and a cash balance of $52,511 and a working capital deficit of $416,143. During the nine months ended September 30, 2016 and the year ended December 31, 2015, respectively, the Company incurred net losses of $118,313 and $57,298 and for the nine months ended September 30, 2016 had negative cash flows from operating activities of $78,039. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders until such time as the Company can reach profitability. However, there can be no assurance that the Company will be successful in raising the additional funds needed. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission (“SEC”) and in accordance with the U.S. generally accepted accounting principles (“GAAP”).

The condensed balance sheet as of September 30, 2016 and the condensed statements of operations and cash flows for the three and nine month periods ended September 30, 2016 and 2015 have been prepared by the Company without audit. The condensed balance sheet as of December 31, 2015 has been derived from the audited financial statements as of that date, but does not include all required year-end disclosures. In the opinion of management, such statements include all adjustments considered necessary to present fairly the Company’s financial position as of September 30, 2016 and December 31, 2015, and its results of operations and cash flows for all periods presented. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and the notes thereto included in this Form 8-K/A.

The accompanying unaudited condensed financial statements are prepared in accordance with U.S. generally accepted accounting principles (U.S. GAAP) for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all information and footnotes required by U.S. GAAP for complete financial statements. Operating results for the three and nine months ended September 30, 2016 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2016.

Use of estimates and assumptions:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the financial statements include depreciation and useful lives of property and equipment. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Accounts receivable:

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for doubtful accounts, as needed. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on the management’s assessment, no allowance for doubtful accounts was recorded at the balance sheet dates.

Fixed assets:

Fixed assets consist of computers, furniture and fixtures, machinery and equipment, and trucks and vehicles. They are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (in years)

Computers	5
Office Furniture and Fixtures	7
Machinery and Equipment	7
Trucks and Vehicles	5

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the nine months ended September 30, 2016 and the year ended December 31, 2015, there was no impairment of long-lived assets recorded.

Revenue recognition:

The Company performs underground and overhead utility services primarily in the southeastern region of the United States for utility companies. The Company’s work is performed under cost-plus-fee contracts. The length of the Company’s contracts vary, but are typically two to three years. Revenues are recognized on the accrual basis as services are performed. The Company recognizes service revenue in accordance with GAAP when the following overall fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable, and (iv) collection of the resulting accounts receivable is reasonably assured. During the nine months ended September 30, 2016 and the year ended December 31, 2015, the Company recognized revenue when the above four criteria were met.

Cost of revenue:

Costs of revenue include all direct materials, labor costs, equipment and those indirect costs, including depreciation of machinery and equipment, trucks and vehicles, and indirect labor, supplies, tools, repairs and miscellaneous job costs. Changes in job performance, job conditions and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Recent accounting pronouncements:

In February 25, 2016, FASB issued ASU-2016-02-Leases.The amendments in this Update create Topic 842, Leases, and supersede the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease (as that term is defined in this Update), with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option. Reasonably certain is a high threshold that is consistent with and intended to be applied in the same way as the reasonably assured threshold in the previous leases guidance. In addition, also consistent with the previous leases guidance, a lessee (and a lessor) should exclude most variable lease payments in measuring lease assets and lease liabilities, other than those that depend on an index or a rate or are in substance fixed payments. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still in progress of evaluating future impact of adopting this standard.

On May 28, 2014, the FASB and International Accounting Standards Board issued a new accounting standard that will supersede virtually all existing revenue recognition guidance under generally accepted accounting principles in the United States. This standard will be effective for us beginning in fiscal 2020. The fundamental principles of the new guidance are that companies should recognize revenue in a manner that reflects the timing of the transfer of services to customers and the amount of revenue recognized reflects the consideration that a company expects to receive for the goods and services provided. The new guidance establishes a five-step approach for the recognition of revenue. We are continuing to assess the impact of this new standard on our consolidated financial statements and related disclosures, including ongoing contract reviews. We do not anticipate that the new guidance will have a material impact on our revenue recognition policies, practices or systems.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

3.	ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	September 30, 2016	December 31, 2015
Contract receivables	$289,765	$248,523

Total contract receivables are expected to be collected within one year, and there is no provision for allowance for doubtful accounts.

4.	FIXED ASSETS – PROPERTY, PLANT AND EQUIPMENT, NET

Fixed assets consist of the following:

	September 30, 2016	December 31, 2015
Vehicles	$1,532,355	$1,384,597
Machinery and equipment	570,796	404,521
Office furniture and fixtures	103,686	103,686
Computer and software	25,201	25,201
	$2,232,038	$1,918,005
Less: Accumulated depreciation	(1,491,762)	(1,366,877)
Total property, plant and equipment, net	$740,276	$551,128

Depreciation expenses were $124,885 and $97,639 for the nine months ended September 30, 2016 and 2015, respectively.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

5.	BANK LOANS

Short-term loan

Short-term loan represents borrowings from commercial banks due within one year. The short-term loan consists of the following:

	September 30, 2016	December 31, 2015

$450,000 Line of Credit with Burke & Herbert Bank, interest rate at 4.5% annum, renewed annually, due on demand.	$424,097	$306,167

$200,000 Line of Credit with Suntrust Bank, interest rate at 9.5% annum, renewed annually, due on demand.	176,769	137,988

Total	$600,866	$444,155

Interest expense for the nine months ended September 30, 2016 and September 30, 2015 amounted to $31,617 and $22,468 respectively.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

Long-term debt

Long-term debt consists of the following:

	September 30, 2016	December 31, 2015

Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $666.	28,356	30,803

Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $529.	22,568	24,512

Note payable to Ally Financial Inc, maturing April 2020, monthly payments of $528.	22,474	24,435

Note payable to Ally Financial Inc, maturing April 2020, monthly payments of $528.	22,474	24,435

Note payable to Burke & Herbert Bank, maturing June 2019, monthly payments of $520.	15,988	19,151

Note payable to Toyota Financial Services, maturing September 2017, monthly payments of $400	4,672	7,654

Note payable to Burke & Herbert Bank, maturing June 2017, monthly payments of $320.	2,681	5,314

Note payable to Burke & Herbert Bank, maturing August 2016, monthly payments of $556.	0	4,220

Note payable to Chrysler Capital, maturing February 2017, monthly payments of $250	0	3,235

Note payable to John Deere Financial, maturing January 2021, monthly payments of $2,789	157,111	—

Note payable to Ford Motor Credit, maturing April 2021, monthly payments of $1,431	73,193	—

Note payable to Ford Motor Credit, maturing April 2021, monthly payments of $1,431	73,193	—
	$422,710	$143,759
Current portion	(87,404)	(41,372)
Total	$335,306	$102,387

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

All notes are secured by the Company’s vehicles. The obligation under long-term debt is as follows:

As of September 30,	Amount
2017	$97,866
2018	92,562
2019	94,671
2020	92,505
2021	45,106
Thereafter	—
Total	$422,710

6.	STOCKHOLDER’S EQUITY

As of September 30, 2016, the Company has 200,000 common shares issued, authorized and outstanding, with no par value. All of the shares outstanding were issued to David Kwasnik Sr, the incorporator, President/CEO of the Company.

7.	INCOME TAXES

The Company has elected to be taxed as an S corporation for tax filling purpose, thus is not subject to federal corporate income tax. The Company was incorporated in Massachusetts in Year 1997, and changed its state of incorporation to Virginia in September 2014. The Company is not subject to Virginia state income tax based on it S corporation status. As such, provision for income tax expense for nine months ended September 30, 2016 and 2015 is $0.

8.	CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2016, and December 31, 2015, the Company does not have any amounts in excess of the FDIC insured limit.

For the nine months ended September 30, 2016 and September 30, 2015, service revenue to Potomac Electric Power Co (“PEPCO”) accounted for 98% and 99% of the Company’s net revenue, respectively. Accounts receivable due from PEPCO accounted for 100% of the Company accounts receivable balances as of both September 30, 2016 and December 31, 2015.

9.	COMMITMENTS AND CONTINGENCIES

Litigation

In April 2014, Gregory Randolf, a former employee of the Company filed a Class Action Labor Lawsuit against the Company in the Maryland District Court. The lawsuit alleges that he and 48 other flaggers of the Company were not paid overtime pay which in Maryland is time and ½. The Company believes that Mr. Randolf’s testimony as to the amount of hours he worked was completely false and that he was correctly paid for the hours he worked per his time slips. As of December 2015, the Company offered $100,000 to settle the case. The Company accrued contingent loss of $100,000 during the year ended December 31, 2014. No additional contingent liability was accrued during the year ended December 31, 2015. On April 28, 2016, the settlement agreement was approved by court and judgment for plaintiffs was entered in the amount of $100,000. On April 29, 2016, the company made payments to plaintiffs in the total amount of $100,000.

In May, 2015, the Company filed a complaint against Riverport Insurance Services (“Riverport”) in Circuit Court for Montgomery County, Maryland, for failing to defend a worker’s compensation claim previously filed against the Company. The Company is seeking a declaration from the Court that Riverport owned the Company a duty to defend the subject workers’ compensation claim. The Company seeks recovery of attorneys’ fees and costs incurred in defending against the claim, and attorneys’ fees and costs incurred in litigating the complaint. Trial for this litigation was scheduled for June 2, 2016. On September 14, 2016, a judgment of the litigation against Riverport was entered in favor of the Company in the amount of approximately $45,000. No contingent gain was recorded by the Company as of September 30, 2016.

POWERCOMM CONSTRUCTION INC

NOTES TO CONDENSED UNAUDITED FINANCIAL STATEMENTS

10.	Subsequent Event

On November 15, 2016, PowerComm Holdings, Inc. a Delaware corporation (“PCH”), entered into a merger agreement (the “Acquisition”) with the Company. The Acquisition was effected by the Company through the exchange of all the outstanding shares of common stock of the Company for 200,000 shares of the common stock of PCH. At the time of the Acquisition, there was one shareholder of the Company who is also a shareholder and president of PCH. The Company has become a wholly owned subsidiary of PCH.

At the time of the merger, PCH was a public shell, with no operations and immaterial. The accounting treatment for the merger will be to treat the transaction as a recapitalization to re-domicile the Company from Virginia to Delaware. As such, purchase business accounting will not be applied to the merger transaction.

11.	CORRECTION OF AN ERROR

These financial statements have been updated to correct for a prior error in our financial statements reported in our Form 10-K filed with the Securities and Exchange Commission on May 16, 2017. Those financial statements incorrectly included the amounts of PowerComm Holdings, Inc. in the balance sheet and results of operations and cash flows as of and for the year ended December 31, 2015. In addition, the financial statements included in the Form 10-K filed on May 16, 2017 failed to properly reflect the correction of an error in prepaid expenses and due from related party as originally reported in our financial statements for the year ended December 31, 2015 in the Form 8-K/A filed with the Securities and Exchange Commission on November 23, 2016.

In accordance with generally accepted accounting principles, when a recapitalization occurs from the merger with a public shell and private operating entity, the financial statements of the shell company are replaced with those of the private operating company that merged with the public shell. When reporting on the balance sheets and results of operations and cash flows in our 2016 Form 10-K, the results were improperly consolidated prior to the recapitalization merger. In addition, we corrected a previous error from those financial statements which we originally issued in a Form 8-K/A that reported on the recapitalization merger to correct an amount incorrectly reported as due from related parties which should have been recorded as prepaid expense and corrected the balance of prepaid expenses without properly reporting this correction of an error in accordance with generally accepted accounting principles.

	As originally filed in Form 8-K/A	As originally filed in Form 10-K	Correction made to Form 8-K/A	Correction made to Form 10-K to remove PowerComm Holdings	As restated

Assets
Due from related party	24,635	—	(24,635)		—
Prepaid expenses	—	86,274	86,275	1	86,275
Total Current Assets	24,635	86,274	61,640	1	86,275

TOTAL ASSETS	$840,725	$902,364	$61,640	$1	$902,365

Accrued expenses	217,311	223,811		(6,500)	217,311
Other current liabilities	35,000	—	(35,000)		—
Total Current Liabilities	737,838	709,338	(35,000)	(6,500)	702,838

Total Liabilities	840,225	811,725	(35,000)	(6,500)	805,225

Stockholder’s Equity
Common Stock	—	2,050		(2,050)	—
Discount on Common Stock	—	(2,050)		2,050	—
Subscriptions received in advance	—	35,000	35,000	—	35,000
Additional paid-in capital	500	1,558	—	(1,058)	500
Retained Earnings (Accumulated deficit)	—	54,081	61,640	7,559	61,640

Total Stockholders’ (Deficit) Equity	500	90,639	96,640	6,501	97,140

Total Liabilities and Stockholder’s (Deficit) Equity	$40,725	$902,364	$61,640	$1	$902,365

POWERCOMM CONSTRUCTION INC.

A udit • T ax • C onsulting • F inancial A dvisory
Registered with Public Company Accounting Oversight Board (PCAOB)

To the Board of Directors and Stockholders of PowerComm Construction Inc.:

We have audited the accompanying consolidated balance sheets of PowerComm Construction Inc. as of December 31, 2015 and 2014, and the related consolidated statements of income and comprehensive income, equity and cash flows for the years then ended. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PowerComm Construction Inc. as of December 31, 2015 and 2014, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

KCCW Accountancy Corp.

Diamond Bar, California

November 16, 2016

KCCW Accountancy Corp.
22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA
Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com

POWERCOMM CONSTRUCTION INC

BALANCE SHEETS

	December 31,	December 31,
	2015	2014
	(As Restated)
Assets
Current Assets
Cash and cash equivalents	$16,439	$80,296
Accounts receivable, net	248,523	260,896
Prepaid Expense	86,275	—
Total Current Assets	351,237	341,192

Furniture, fixture, and equipment, net	551,128	551,709

Total Assets	$902,365	$892,901

Liabilities and Stockholder’s Equity

Current Liabilities
Short-term loan	$444,155	$349,550
Long-term debt, current	41,372	21,389
Accrued expenses	217,311	219,239
Other current liabilities	—	512
Total Current Liabilities	702,838	590,690

Long-term debt	102,387	39,568
Total Liabilities	805,225	630,258

Stockholder’s Equity
Common stock, no par value, 200,000 shares authorized, 10,000 shares issued and outstanding	—	—
Additional paid-in capital	500	500
Subscription received in advance	35,000	—
Retained earnings	61,640	262,143
Total Stockholder’s equity	97,140	262,643

Total Liabilities and Stockholder’s Equity	$902,365	$892,901

The accompanying notes are an integral part of these financial statements.

POWERCOMM CONSTRUCTION INC

STATEMENTS OF OPERATIONS

	For The Years Ended
	December 31,
	2015	2014
	(As Restated)
Net revenue	$3,063,319	$3,418,100
Cost of revenue	(1,902,027)	(1,593,103)
Gross profit	1,161,292	1,824,997

General and administrative expenses	(1,186,569)	(2,109,000)

Operating loss	(25,277)	(284,003)

Other income (expense)
Interest income	—	—
Interest expense	(32,021)	(18,303)
Other income (expense), net	—	—
Total other income (expense)	(32,021)	(18,303)

Loss from operations before income taxes	(57,298)	(302,306)
Provision for income taxes	—	—
Net loss	$(57,298)	$(302,306)

The accompanying notes are an integral part of these financial statements.

POWERCOMM CONSTRUCTION INC

STATEMENT OF STOCKHOLDER’S EQUITY

	Common Stock		Subscription	Additional		Total
	(No Par Value)		Received in	Paid-in	Retained	Stockholder’s
	Shares	Amount	Advance	Capital	Earnings	Equity
				(As Restated)	(As Restated)	(As Restated)
Balance at December 31, 2013, Founder’s shares	200,000	$—	$—	$500	$788,937	$789,437
Distribution to shareholder	—	—	—	—	(224,488)	(224,488)
Net loss for the period ended December 31, 2014	—	—	—	—	(302,306)	(302,306)
Balance at December 31, 2014	200,000	—	—	500	262,143	$262,643
Distribution to shareholder	—	—	—	—	(143,205)	(143,205)
Subscription received in advance	—	—	35,000	—	—	35,000
Net loss for the period ended December 31, 2015	—	—	—	—	(57,298)	(57,298)
Balance at December 31, 2015	200,000	$—	$35,000	$500	$61,640	$97,140

The accompanying notes are an integral part of these consolidated financial statements.

POWERCOMM CONSTRUCTION INC

STATEMENTS OF CASH FLOWS

	For the Twelve Months Ended
	December 31,
	2015	2014
	(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(57,298)	$(302,306)
Depreciation	168,684	153,515
Adjustments to reconcile net loss to net cash provided by operating activities:
Decrease (increase) in accounts receivable	12,373	(56,780)
(Increase) decrease in prepaid expense	(86,275)
(Decrease) increase in accrued expenses	(1,928)	185,916
Decrease (increase) in other current liabilities	(512)	(3,503)
Net cash provided by (used in) operating activities	35,044	(23,158)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to fixed assets	(168,103)	(134,467)
Net cash used in investing activities	(168,103)	(134,467)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from short-term loans	94,605	349,550
Proceeds from long-term loans	82,802	12,556
Proceeds from subscriptions received in advance	35,000
Distribution to shareholders	(143,205)	(224,488)
Net cash provided by financing activities	69,202	137,618

NET DECREASE IN CASH & CASH EQUIVALENTS	(63,857)	(20,007)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	80,296	100,303
CASH & CASH EQUIVALENTS, ENDING BALANCE	$16,439	80,296

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$—	$—
Interest paid	$31,765	$18,303

The accompanying notes are an integral part of these financial statements.

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

PowerComm Construction, Inc. (the “Company”) was incorporated in Massachusetts in 1997 and has been headquartered in Alexandria, Virginia, since 2000. On September 26, 2014, the Company changed its state of incorporation to Virginia. The Company performs underground and overhead utility services primarily in the southeastern region of the United States working solely with utility companies. The Company’s fiscal year ends on December 31.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

The accompanying financial statements have been prepared pursuant to the rules of the Securities and Exchange Commission (“SEC”) and in accordance with the U.S. generally accepted accounting principles (“GAAP”).

Use of estimates and assumptions:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results. The most significant estimates reflected in the financial statements include depreciation and useful lives of property and equipment. Estimates and assumptions are periodically reviewed and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Cash and cash equivalents:

Cash and cash equivalents include cash and all highly liquid instruments with original maturities of three months or less.

Accounts receivable:

Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for doubtful accounts, as needed. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Based on the management’s assessment, no allowance for doubtful accounts was recorded at the balance sheet dates.

Fixed assets:

Fixed assets consist of computers, furniture and fixtures, machinery and equipment, and trucks and vehicles. They are stated at cost less accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

Depreciation is computed primarily using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life (in years)

Computers	5
Office Furniture and Fixtures	7
Machinery and Equipment	7
Trucks and Vehicles	5

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), “Property, Plant, and Equipment” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis. ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. For the years ended December 31, 2015 and 2014, there was no impairment of long-lived assets recorded.

Revenue recognition:

The Company performs underground and overhead utility services primarily in the southeastern region of the United States for utility companies. The Company’s work is performed under cost-plus-fee contracts. The length of the Company’s contracts varies, but are typically two to three years. Revenues are recognized on the accrual basis as services are performed. The Company recognizes service revenue in accordance with GAAP when the following overall fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or the service has been performed, (iii) the Company’s price to the customer is fixed or determinable, and (iv) collection of the resulting accounts receivable is reasonably assured. During the years ended December 31, 2015 and 2014, the Company recognized revenue when the above four criteria were met.

Cost of revenue:

Costs of revenue include all direct materials, labor costs, equipment and those indirect costs, including depreciation of machinery and equipment, trucks and vehicles, and indirect labor, supplies, tools, repairs and miscellaneous job costs. Changes in job performance, job conditions and estimated profitability, may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

Recent accounting pronouncements:

In February 25, 2016, FASB issued ASU-2016-02-Leases. The amendments in this Update create Topic 842, Leases, and supersede the leases requirements in Topic 840, Leases. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease. The FASB is issuing this Update to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Topic 842 affects any entity that enters into a lease (as that term is defined in this Update), with some specified scope exemptions. The guidance in this Update supersedes Topic 840, Leases. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from leases. All leases create an asset and a liability for the lessee in accordance with FASB Concepts Statement No. 6, Elements of Financial Statements, and, therefore, recognition of those lease assets and lease liabilities represents an improvement over previous GAAP, which did not require lease assets and lease liabilities to be recognized for most leases. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. When measuring assets and liabilities arising from a lease, a lessee (and a lessor) should include payments to be made in optional periods only if the lessee is reasonably certain to exercise an option to extend the lease or not to exercise an option to terminate the lease. Similarly, optional payments to purchase the underlying asset should be included in the measurement of lease assets and lease liabilities only if the lessee is reasonably certain to exercise that purchase option. Reasonably certain is a high threshold that is consistent with and intended to be applied in the same way as the reasonably assured threshold in the previous leases guidance. In addition, also consistent with the previous leases guidance, a lessee (and a lessor) should exclude most variable lease payments in measuring lease assets and lease liabilities, other than those that depend on an index or a rate or are in substance fixed payments. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The amendments in this Update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still in progress of evaluating future impact of adopting this standard.

In November 20, 2015, FASB issued ASU-2015-17- Income Taxes.   The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. Current GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company is still in progress of evaluating future impact of adopting this standard.

On June 12, 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-10-Technical Corrections and Improvements. The amendments in this Update cover a wide range of Topics in the Codification. The amendments in this Update represent changes to make minor corrections or minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-240-Technical Corrections and Improvements, which has been deleted. Transition guidance varies based on the amendments in this Update. The amendments in this Update that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this Update. Based on management’s assessment, this ASU does not cause material impact on the Company’s financial statements.

In April 7, 2015, FASB issued ASU-2015-03-Interest-Imputation of Interest. The Board is issuing this Update as part of its initiative to reduce complexity in accounting standards (the Simplification Initiative). The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. To simplify presentation of debt issuance costs, the amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update. For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Based on management’s assessment, this ASU does not cause material impact on the Company’s financial statements.

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

In January 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2015-01 Income Statement Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The objective of this Update is to simplify the income statement presentation requirements in Subtopic 225-20 by eliminating the concept of extraordinary items. Extraordinary items are events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence. Eliminating the extraordinary classification simplifies income statement presentation by altogether removing the concept of extraordinary items from consideration. This Accounting Standards Update is the final version of Proposed Accounting Standards Update 2014-220 Income Statement Extraordinary Items (Subtopic 225-20), which has been deleted. Effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. The effective date is the same for both public business entities and all other entities. Based on management’s assessment, this ASU does not cause material impact on the Company’s financial statements.

3.	ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31,	December 31,
	2015	2014
Contract receivables	$248,523	$260,896

Total contract receivables are expected to be collected within one year, and there is no provision for allowance for doubtful accounts.

4.	CORRECTION OF AN ERROR

These financial statements have been updated to correct for a prior error in our financial statements reported in our Form 10-K filed with the Securities and Exchange Commission on May 16, 2017. Those financial statements incorrectly included the amounts of PowerComm Holdings, Inc. in the balance sheet and results of operations and cash flows as of and for the year ended December 31, 2015. In addition, the financial statements included in the Form 10-K filed on May 16, 2017 failed to properly reflect the correction of an error in prepaid expenses and due from related party as originally reported in our financial statements for the year ended December 31, 2015 in the Form 8-K/A filed with the Securities and Exchange Commission on November 23, 2016.

In accordance with generally accepted accounting principles, when a recapitalization occurs from the merger with a public shell and private operating entity, the financial statements of the shell company are replaced with those of the private operating company that merged with the public shell. When reporting on the balance sheets and results of operations and cash flows in our 2016 Form 10-K, the results were improperly consolidated prior to the recapitalization merger. In addition, we corrected a previous error from those financial statements which we originally issued in a Form 8-K/A that reported on the recapitalization merger to correct an amount incorrectly reported as due from related parties which should have been recorded as prepaid expense and corrected the balance of prepaid expenses without properly reporting this correction of an error in accordance with generally accepted accounting principles.

	As originally filed in Form 8-K/A	As originally filed in Form 10-K	Correction made to Form 8-K/A	Correction made to Form 10-K to remove PowerComm Holdings		As restated

Assets
Due from related party	24,635	—	(24,635)			—
Prepaid expenses	—	86,274	86,275		1	86,275
Total Current Assets	24,635	86,274	61,640		1	86,275

TOTAL ASSETS	$840,725	$902,364	$61,640		$1	$902,365

Accrued expenses	217,311	223,811			(6,500)	217,311
Other current liabilities	35,000	—	(35,000)			—
Total Currect Liabilities	737,838	709,338	(35,000)		(6,500)	702,838

Total Liabilities	840,225	811,725	(35,000)		(6,500)	805,225

Stockholder’s Equity
Common Stock	—	2,050			(2,050)	—
Discount on Common Stock	—	(2,050)			2,050	—
Subscriptions received in advance	—	35,000	35,000		—	35,000
Additional paid-in capital	500	1,558	—		(1,058)	500
Retained Earnings (Accumulated deficit)	—	54,081	61,640		7,559	61,640

Total Stockholders’ (Deficit) Equity	500	90,639	96,640		6,501	97,140

Total Liabilities and Stockholder’s (Deficit) Equity	$40,725	$902,364	$61,640		$1	$902,365

P&L corrections

Cost of Revenue	(849,165)	(1,902,027)	(1,052,862)		—	(1,902,027)
Gross Profit	2,214,154	1,161,292	(1,052,862)		—	1,161,292

Salaries and wages	(1,218,662)	—	1,218,662		—	—
Other general and administrative expenses	(1,107,043)	(1,194,127)	(79,526)		7,558	(1,186,569)
Total Operating expense	(2,325,705)	(1,194,127)	1,139,136		7,558	(1,186,569)

Operating loss	(111,552)	(32,835)	86,275		7,558	(25,277)

Net Loss	$(143,573)	$(64,857)	$86,275		$7,559	$(57,298)

Cash flow corrections

Net Loss	(143,573)	(64,857)	86,275		7,559	(57,298)
Expenses paid by stockholder and contributed as capital		1,058			(1,058)	—
Increase in accrued expenses	(1,928)	4,572			(6,500)	(1,928)
Increase in prepaid expenses	—	(86,274)	(86,275)		(1)	(86,275)
Increase(decrease) in other liabilities	34,488	(512)	(35,000)			(512)
Net cash provided by (used in) operating activities	$70,044	$35,044	$(35,000)	$		$35,044

Loan to stockholder	(24,635)	—	24,635			—
Net cash used in investing activities	(192,738)	(168,103)	24,635		—	(168,103)

Stock subscription received	—	35,000	35,000		—	35,000
Owner distribution	(118,570)	(143,205)	(24,635)		—	(143,205)
Net cash provided by (used in ) financing activities	$58,837	$69,202	$10,365	$		$69,202

5.	FIXED ASSETS – PROPERTY, PLANT AND EQUIPMENT, NET

Fixed assets consist of the following:

	December 31,	December 31,
	2015	2014
Vehicles	$1,384,597	$1,223,468
Machinery and equipment	404,521	402,038
Office furniture and fixtures	103,686	103,686
Computer and software	25,201	20,710
	$1,918,005	$1,749,902
Less: Accumulated depreciation	(1,366,877)	(1,198,193)
Total property, plant and equipment, net	$551,128	$551,709

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

6.	BANK LOANS

Short-term loan

Short-term loan represents borrowings from commercial banks due within one year. The short-term loan consists of the following:

	December 31,	December 31,
	2015	2014

$450,000 Line of Credit with Burke & Herbert Bank, interest rate at 4.5% annum, renewed annually, due on demand.	$306,167	$179,717

$200,000 Line of Credit with Suntrust Bank, interest rate at 9.5% annum, renewed annually, due on demand.	137,988	169,833

Total	$444,155	$349,550

Interest expense for the years ended December 31, 2015 and 2014 amounted to $24,758 and $14,120, respectively.

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

Long-term debt

Long-term debt consists of the following:

	December 31,	December 31,
	2015	2014

Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $666.	30,803	—

Note payable to Ally Financial Inc, maturing May 2020, monthly payments of $529.	24,512	—

Note payable to Ally Financial Inc, maturing April 2020, monthly payments of $528.	24,435	—

Note payable to Ally Financial Inc, maturing April 2020, monthly payments of $528.	24,435	—

Note payable to Burke & Herbert Bank, maturing June 2019, monthly payments of $520.	19,151	23,943

Note payable to Toyota Financial Services, maturing September 2017, monthly payments of $400	7,654	11,839

Note payable to Burke & Herbert Bank, maturing June 2017, monthly payments of $320.	5,314	8,713

Note payable to Burke & Herbert Bank, maturing August 2016, monthly payments of $556.	4,220	10,364

Note payable to Chrysler Capital, maturing February 2017, monthly payments of $250	3,235	6,098

	$143,759	$60,957
Current portion	(41,372)	(21,389)
Total	$102,387	$39,568

All notes are secured by the Company’s vehicles.

The obligation under long-term debt is as follows:

As of December 31,	Amount
2016	$41,372
2017	33,420
2018	29,846
2019	28,283
2020	10,838
Thereafter	—
Total	$143,759

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

Interest expense for the years ended December 31, 2015 and 2014 amounted to $7,263 and $4,183, respectively.

7.	ACCRUED EXPENSES

Accrued expenses consist of the following:

	December 31,	December 31,
	2015	2014
Accrued legal settlement	$100,000	$100,000
Accrued professional expenses	76,664	25,695
Accrued auto expenses	8,955	20,115
Accrued bank and credit card fees	6,745	4,528
Accrued fuel and construction materials	6,710	18,506
Accrued insurances	6,353	28,936
Accrued office expenses	6,035	3,540
Accrued meals and travel expenses	3,218	13,464
Accrued payroll and employee benefits	2,375	4,455
Accrued interest	256	—
Total	$217,311	$219,239

8.	STOCKHOLDERS’ EQUITY

As of December 31, 2015, the Company has 200,000 common shares authorized, 10,000 common shares issued and outstanding, with no par value. All of the shares outstanding were issued to David Kwasnik Sr, the incorporator, President/CEO of the Company.

9.	INCOME TAXES

The Company has elected to be S corporation for tax filling purpose, thus is not subject to federal corporate income tax. The Company was incorporated in Massachusetts in Year 1997, and changed its state of incorporation to Virginia in September 2014. The Company was subject to Massachusetts corporate excise tax on tangible property/net worth, or a minimum corporate excise tax in the amount of $456, whichever is greater. The property/net worth measure is imposed at a rate of $2.60 per $1,000 of either a corporation’s taxable Massachusetts tangible property or its taxable net worth. The Company is not subject to Virginia state income tax based on its S corporation status. Provision for income tax expense for 12 months period ended December 31, 2015 and 2014 is $0 and $531.

POWERCOMM CONSTRUCTION INC
NOTES TO FINANCIAL STATEMENTS

10.	CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2015 and 2014, the Company does not have any amounts in excess of the FDIC insured limit.

For the years ended December 31, 2015 and 2014, service revenue to Potomac Electric Power Co (“PEPCO”) accounted for 95% and 94% of the Company’s net revenue, respectively. Accounts receivable due from PEPCO accounted for 100% of the Company accounts receivable balances as of both December 31, 2015 and 2014.

11.	COMMITMENTS AND CONTINGENCIES

Litigation

In April 2014, Gregory Randolf, a former employee of the Company filed a Class Action Labor Lawsuit against the Company in the Maryland District Court. The lawsuit alleges that he and 48 other flaggers of the Company were not paid overtime pay which in Maryland is time and ½. The Company believes that Mr. Randolf’s testimony as to the amount of hours he worked was completely false and that he was correctly paid for the hours he worked per his time slips. As of December 2015, the Company has offered $100,000 to settle the case and is now waiting to hear if the Judge will accept the terms of the settlement. The Company accrued contingent loss of $100,000 during the year ended December 31, 2014. No additional contingent liability was accrued during the year ended December 31, 2015.

In May, 2015, the Company filed a complaint against Riverport Insurance Services (“Riverport”) in Circuit Court for Montgomery County, Maryland, for failing to defend a workers’ compensation claim previously filed against the Company. The Company is seeking a declaration from the Court that Riverport owned the Company a duty to defend the subject workers’ compensation claim. The Company seeks recovery of attorneys’ fees and costs incurred in defending against the claim, and attorneys’ fees and costs incurred in litigating the complaint. Trial for this litigation was scheduled for June 2, 2016. On September 14, 2016, a judgment of the litigation against Riverport was entered in favor of the Company in the amount of approximately $45,000. No contingent gain was recorded by the Company as of June 30, 2016

12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 16, 2016, the date which the financial statements were available to be issued.   All subsequent events requiring recognition as of December 31, 2015 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

POWERCOMM HOLDINGS, INC.

Date: October 5, 2017	/s/ David Kwasnik